SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant X
Filed by a Party other than the Registrant

Check the appropriate box:
      Preliminary Proxy Statement       Confidential, for Use of the Commission
X     Definitive Proxy Statement        Only (as permitted by Rule 14a-6(e)(2))
      Definitive Additional Materials
      Soliciting Material pursuant to
        Rule 14a-11(c) or Rule 14a-12

                          Allied Waste Industries, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

X         No fee required.

          Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and
            0-11.

        (1)      Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

        (2)      Aggregate number of securities to which transactions applies:

               -----------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -----------------------------------------------------------------

        (4)      Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------

        (5)      Total fee paid:

               -----------------------------------------------------------------

         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

               -----------------------------------------------------------------

        (2)      Form, Schedule or Registration Statement No.:

               -----------------------------------------------------------------

        (3)      Filing Party:

               -----------------------------------------------------------------

        (4)      Date Filed:

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


                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 23, 2001

Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Allied Waste Industries, Inc., a Delaware corporation (the "Company"), will be held at the Scottsdale Marriott at McDowell Mountains, 16770
N. Perimeter Drive, Scottsdale, Arizona 85260, on Wednesday, May 23, 2001 at 9:00 AM, MST, for the following purposes:

1. To elect twelve directors to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2. To approve the material terms of the performance goals for the Company's Corporate Defined Bonus Plan.

3. To approve the Fourth Amendment to the Company's Restated 1991 Incentive Stock Plan.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A record of the stockholders has been taken as of the close of business on April 16, 2001 and only those stockholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available commencing April 18, 2001, and may be inspected prior to the Annual Meeting during normal business hours at the Company's corporate headquarters.

Your participation in the Company's Annual Meeting is important. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed prepaid-postage envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                     By Order of the Board of Directors,

                     /s/ Thomas H. Van Weelden
                     -----------------------------------------------------
                     Thomas H. Van Weelden
                     Chairman of the Board
                     and Chief Executive Officer

April 16, 2001

                          ALLIED WASTE INDUSTRIES, INC.
                   15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                            SCOTTSDALE, ARIZONA 85260

                                 PROXY STATEMENT

                                    REGARDING

                       THE ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 23, 2001
          ------------------------------------------------------------

This proxy statement is being mailed to stockholders commencing on or about April 16, 2001, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Allied Waste Industries Inc., a Delaware corporation (the "Company"), of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") to be held in Scottsdale, Arizona on Wednesday, May 23, 2001, and upon any adjournment thereof, for the purposes set forth in the accompanying notice.

Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holder of the proxies. Abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, but will be disregarded in the calculation of a plurality or of total votes cast. Broker non-votes will be treated as not present and not entitled to vote on any matter as to which the broker has indicated that it does not have authority to vote. Any proxy on which no direction is specified will be voted (1) FOR the twelve nominees for director of the Company named herein and in the accompanying proxy (the "Nominees"), (2) FOR the material terms of the performance goals for the Company's Defined Bonus Plan, (3) FOR the Fourth Amendment to the Company's Restated 1991 Incentive Stock Plan and (4) otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by:
(1) delivering to the Company written notice of revocation, (2) delivering to the Company a proxy signed on a later date or (3) appearing at the Annual Meeting and voting in person.

The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The person designated to vote shares covered by Board of Directors' proxies intends to exercise his judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

OUTSTANDING VOTING SECURITIES

As of April 16, 2001, the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting, there were issued, outstanding and entitled to vote 197,148,338 shares of the common stock, par value $.01 per share (the "Common Stock"), each entitled to one vote, and 1,000,000 shares of Series A Senior Convertible Preferred Stock ("Preferred Stock"), par value $0.10 per share (the "Preferred Stock"), entitled to an aggregate of 61,878,377 votes. The Common Stock and Preferred Stock will vote together as a single class on all matters presented at the Annual Meeting, except for the election by the Preferred Stockholders of five persons to the Board of Directors.

                              ELECTION OF DIRECTORS

At the Annual Meeting, twelve directors of the Company are to be elected, with each director to hold office until our next annual meeting and until his respective successor is elected and qualified. The Nominees have been nominated by the Board of Directors and have previously served as directors of the Company ("Directors"). If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board of Directors may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any Nominee unavailable.

The Preferred Stock, voting separately as a class, currently has the right to elect five persons to the Board of Directors. The nominees for election by the holders of the Preferred Stock are Leon D. Black, Michael Gross, Antony P. Ressler, Howard A. Lipson and David Blitzer.

Under the terms of a Shareholders Agreement with the Company, the holders of the Preferred Stock are required to vote for the election of the Nominees. Accordingly, the election of directors of these five Nominees is assured. (See "Voting Agreements Regarding the Election of Directors").

The seven other Nominees who receive a plurality of votes cast by the holders of the Common Stock and Preferred Stock represented at the Annual Meeting shall be duly elected Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL TWELVE NOMINEES OF THE COMPANY TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING THE NOMINEES

Certain information regarding each of the Nominees is set forth in the following:


             Director Name                              Position Held                   Age       Since
             -------------                              -------------                   ---       -----
Thomas H. Van Weelden                    Chairman of the Board of Directors              46        1992
                                         and Chief Executive Officer
Roger A. Ramsey                          Director                                        62        1989
Nolan Lehmann                            Director                                        56        1990
Michael Gross                            Director                                        39        1997
Leon D. Black                            Director                                        49        2000
Antony P. Ressler                        Director                                        40        1997
Howard A. Lipson                         Director                                        37        1997
Dennis Hendrix                           Director                                        61        1997
Warren B. Rudman                         Director                                        70        1997
Vincent Tese                             Director                                        58        1997
David Blitzer                            Director                                        31        1999
Robert Agate                             Director                                        65        2000

For certain information regarding the beneficial ownership of the Common Stock by each of the Nominees, see "Other Information -- Principal Stockholders."

Thomas H. Van Weelden joined the Company in January 1992 as its Vice President -- Development, and was promoted to President and Chief Operating Officer in December 1992. Mr. Van Weelden was promoted to Chief Executive Officer in July 1997 and was appointed Chairman of the Board of Directors in December 1998. He was first elected a Director in March 1992.

Roger A. Ramsey has served as a Director since October 1989, Chairman of the Board of Directors from October 1989 through his retirement from the Company in December 1998, and Chief Executive Officer of the Company from October 1989 through July 1997. Beginning in 1960, Mr. Ramsey was employed by the international accounting firm of Arthur Andersen LLP. In 1968, Mr. Ramsey co-founded Browning-Ferris Industries, Inc. ("BFI") and served as its Vice President and Chief Financial Officer until 1976. In 1976, Mr. Ramsey formed and became President of Criterion Capital Corporation, a venture capital investment company. He also became Chairman and Chief Executive Officer of Criterion Group, Inc., a portfolio company of Criterion Capital, until its sale to Transamerica in 1989. Mr. Ramsey is also a member of the Board of Trustees of Texas Christian University and the Board of Directors of U.S. Liquids, Inc.

Nolan Lehmann has served as a Director since October 1990. Since 1983, Mr. Lehmann has served as President and a director of Equus Capital Management Corporation, a registered investment advisor, and Equus II Incorporated ("Equus"), a registered public investment company whose stock is traded on the New York Stock Exchange. Mr. Lehmann also serves as a Director of Paracelsus Healthcare Corporation. Mr. Lehmann is a certified public accountant.

Michael Gross has served as a Director since May 1997. Mr. Gross is one of the founding principals of Apollo. Mr. Gross is also a Director of Breuners Home Furnishings, Inc., Clark Enterprises, Converse, Inc., Encompass Services Corporation, Florsheim Group, Inc., Pacer International, Rare-Medium Group, Saks Inc., and United Rentals, Inc. Mr. Gross is also the Chairman of the Board of Mt. Sinai Children's Center Foundation.

Leon D. Black has served as a Director since May 2000. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliates (collectively, "Apollo") acts as the managing general partner of the Apollo Investment Funds, private securities investment funds. Mr. Black is also a director of Samsonite Corporation, Sequa Industries, Inc., United Rentals, Inc., Vail Resorts, Inc. and Wyndham International, Inc. He also serves as a trustee of The Museum of Modern Art, Mount Sinai-NYU Medical Center, and Lincoln Center for the Performing Arts and Vail Valley Foundation. Mr. Black holds an MBA from Harvard University and a BA from Dartmouth College.

Antony P. Ressler has served as a Director since May 1997. Mr. Ressler is one of the founding principals of Apollo and of Ares Management, L.P., (which, together with its affiliates serves as managing general partner of the Ares Leveraged Investment Funds). Mr. Ressler is also a Director of Berlitz International, Inc., Communication Corporation of America, and Vail Resorts, Inc. and is a member of the Supervisory Board of Buhrmann N.V. Additionally, Mr. Ressler is on the Board of Directors of Alliance for Student Achievement, a member of the Board of Advisors of the UCLA Medical Center and a member of the Executive Committee of the Board of Directors of the Jonsson Comprehensive Cancer Center at UCLA, and a member of the Board of Trustees of the Center for Early Education. Mr. Ressler is also one of the founding members of the Board of the Painted Turtle Camp, the Southern California chapter of The Hole in the Wall Gang Camps.

Howard A. Lipson has served as a Director since May 1997. Mr. Lipson currently serves as senior Managing Director of The Blackstone Group L.P., which he joined in 1988. Prior to joining the Blackstone Group, Mr. Lipson was a member of the Mergers and Acquisition Group of Salomon Brothers, Inc. Mr. Lipson is a director of AMF Group, Inc., Ritvik Holdings Inc., Prime Succession Inc., Roses, Inc., Volume Services America, Inc., and is a member of the Advisory Committee of Graham Packaging Company.

Dennis Hendrix has served as a Director since July 1997. Mr. Hendrix serves as a director of Chase Bank of Texas, Duke Energy Corporation, International Power, PLC and Newfield Exploration Company. From November 1990 until his retirement in April 1997, he served as Chairman of the Board of Directors of PanEnergy Corp. and as PanEnergy's Chief Executive Officer from November 1990 until April 1995. Mr. Hendrix was President and Chief Executive Officer of Texas Eastern Corporation from 1986 to 1989.

Warren B. Rudman has served as a Director since July 1997. Mr. Rudman has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton and Garrison since 1993. From 1980 until 1992, Mr. Rudman served as a United States Senator from New Hampshire. While in the Senate, Mr. Rudman was Chairman and Vice Chairman of the Ethics Committee and also served on the Appropriations Committee, the Intelligence Committee, the Governmental Affairs Committee and the Permanent Subcommittee on Investigations. He also serves on the Board of Directors of the Chubb Corporation, Collins & Aikman, Boston Scientific, the American Stock Exchange, several funds of the Dreyfus Corporation and the Raytheon Company. Mr. Rudman currently serves as Chairman of the President's Foreign Intelligence Advisory Board and on the board of trustees of Valley Forge Military Academy, the Council on Foreign Relations and the Brookings Institution.

Vincent Tese has served as a Director since July 1997. Mr. Tese is on the Board of Directors of Bear Stearns & Co., Inc. ("Bear Stearns"), a national investment bank and brokerage company, which he joined in December 1994. Prior to Bear Stearns, he served the government of New York State from 1983 to December 1994 in several positions, including Director of Economic Development, Chairman and Chief Executive Officer of the Urban Development Corporation, and Commissioner of the Department of Economic Development. Mr. Tese has also served as a Commissioner of the Port Authority of New York and New Jersey. In 1976, Mr. Tese co-founded Cross Country Cable, Inc., and has also served as Chairman of Cross Country Wireless, Inc., which was sold to Pacific Telesis in 1995. He currently serves on the Board of Directors of Bowne & Co., Inc., Cablevision, Inc., and Key Span Energy. In addition, Mr. Tese is a Trustee of New York University School of Law and the New York Presbyterian Hospital.

David Blitzer has served as Director since July 1999. Mr. Blitzer is currently a Senior Managing Director of The Blackstone Group L.P., which he joined in 1991. He also currently serves on the Board of Directors of Haynes International, Inc., Imperial Home Decor Group, Inc., Volume Services America, Inc., and Republic Technologies International, Inc.

Robert Agate has served as a Director since May 2000. Mr. Agate is on the Board of Directors of the Timberland Company and of the eXcelon Corporation. Prior to that, Mr. Agate was a Senior Executive Vice President of the Colgate-Palmolive Company. Mr. Agate joined Colgate-Palmolive in 1961 as an Assistant Accountant in the United Kingdom. Over the course of his career, Mr. Agate has served as the Chief Financial Officer of Colgate operations in India, Malaysia, the UK and Australia. Later he served as Controller of the European Division and Controller of the Kendall Company (a subsidiary of Colgate). In 1984, Mr. Agate was promoted to Vice-President and Corporate Controller of the parent company and in 1987 he was promoted to Chief Financial Officer. Mr. Agate retired from Colgate in 1996.

VOTING AGREEMENTS REGARDING THE ELECTION OF DIRECTORS

Pursuant to an Amended and Restated Shareholders Agreement, dated as of July 30, 1999 (the "Shareholders Agreement"), between the Company and investors, including affiliates of and persons related to, Apollo Advisors II, L.P. or Blackstone Capital Partners II, Merchant Banking Fund L.P. (collectively, the "Apollo/Blackstone Investors"), we have agreed, until the earlier to occur of the tenth anniversary of the Shareholders Agreement or the date upon which the Apollo/Blackstone Investors own, collectively, less than 10% of the shares of common stock acquired from TPG Partners, L.P., TPG Parallel I, L.P. and Laidlaw Transportation, Inc. and the 790,000 shares of the Preferred Stock (collectively, the "Apollo/Blackstone Shares"), to nominate and support the election to the Board of Directors of certain individuals (the "Shareholder Designees") designated by the Apollo/Blackstone Investors. For so long as the Apollo/Blackstone Investors beneficially own: (i) 80% or more of the Apollo/Blackstone Shares, they shall be entitled to designate five Shareholder Designees; (ii) 60% or more but less than 80% of the Apollo/Blackstone Shares, they shall be entitled to designate four Shareholder Designees; (iii) 40% or more but less than 60% of the Apollo/Blackstone Shares, they shall be entitled to designate three Shareholder Designees; (iv) 20% or more but less than 40% of the Apollo/Blackstone Shares, they shall be entitled to designate two
Shareholder Designees; and (iv) 10% or more but less than 20% of the Apollo/Blackstone Shares, they shall be entitled to designate one Shareholder Designee; provided, that if, at any time as a result of our issuance of voting securities, the Apollo/Blackstone Investors beneficially own 9% or less of the total voting power of voting securities then outstanding, the Apollo/Blackstone Investors shall only be entitled to designate at most three Shareholder Designees. The terms of the Preferred Stock provide that the holders of the Preferred Stock, voting separately as a class, have the right to elect the number of directors to which the Apollo/Blackstone Investors are entitled under the shareholders agreement. Messrs. Black, Gross, Ressler, Lipson and Blitzer are the Shareholder Designees designated by the Apollo/Blackstone Investors.

In the Shareholders Agreement, we agreed to: (i) limit the number of our executive officers that serve on the Board of Directors to two; and (ii) nominate persons to the remaining positions on the Board of Directors who are recommended by the Nominating Committee and are not our employees, officers or outside counsel or partners, employees, directors, officers, affiliates or associates of any Apollo/Blackstone Investors (the "Unaffiliated Directors"). Unaffiliated Directors shall be nominated only upon the approval of a majority vote of the Nominating Committee, which will consist of not more than four Directors, at least two of whom shall be Shareholder Designees, or such lesser number of Shareholder Designees as then serves on the Board of Directors. If the Apollo/Blackstone Investors beneficially own less than 50% of the Apollo/Blackstone Shares, the Nominating Committee shall contain only one member who is a Shareholder Designee.

In the Shareholders Agreement, each of the Apollo/Blackstone Investors and the other Preferred Stock Purchasers has agreed that, until the earlier to occur of the tenth anniversary of the Shareholders Agreement or the date upon which the Apollo/Blackstone Investors own, collectively, voting securities of the Company which represent less than 10% of the total voting power of all voting securities on a fully diluted basis, such Apollo/Blackstone Investors and its affiliates and each other Preferred Stock Purchaser shall vote all voting securities beneficially owned by such persons to elect the individuals nominated to the Board of Directors in accordance with the provisions of the Shareholders Agreement.

ACTIVITY, STRUCTURE, AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

The Company's operations are managed under the broad supervision of the Board, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 2000, the Board convened on five regularly scheduled and two specially scheduled occasions, and each Director attended at least 75% of the meetings held by the Board and any committees on which he served during the time he has served as a Director.

Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company currently pays each non-employee Director a cash fee of $40,000 annually, $1,000 for each regular and special meeting of the Board of Directors attended and $1,000 for each meeting of any committee of the Board of Directors attended plus travel expenses if appropriate. Under the 1994 Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), pursuant to an annual election by the Director, these cash fees may be converted into shares of Common Stock at the market price (as defined in the Director Plan) on the last day of the quarter in which the fees are paid.

The Director Plan entitles each Director who is not an employee of the Company to receive an option to purchase 25,000 shares of Common Stock on his initial election to the Board. Further, the Director Plan also entitles each non-employee Director to receive an option to purchase 10,000 shares on each date he is re-elected. Employee Directors are eligible to participate in the Company's 1991, 1993 and 1994 Incentive Stock Plans (collectively, the "Incentive Stock Plans"). See "Other Information -- Management Development and Compensation Committee Report."

The Board currently has five standing committees, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) the Executive Committee, (ii) Management Development/Compensation Committee, (iii) the Audit Committee, (iv) the Nominating Committee and (v) the Governance Committee.

o The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board of Directors is not practicable or necessary. The current members of the Executive Committee are Messrs. Van Weelden, Ramsey, Ressler and Lipson. The Executive Committee convened on four occasions in 2000 and acted by unanimous consent on several other occasions.

o The Management Development/Compensation Committee sets the compensation for the officers of the Company and administers the Company's compensation plans. The current members of the Compensation Committee are Messrs.
     Lehmann, Lipson and Ressler. During 2000, the Compensation Committee convened on eight occasions.

o The Audit Committee reviews with the auditors the scope of and matters pertaining to the audit of the Company's financial statements. The current members of the Audit Committee are Messrs. Hendrix, Lehmann and Agate. The Audit Committee met on seven occasions during 2000. The Audit Committee members are independent as defined by the rules established by the New York Stock Exchange. The audit committee has adopted and abides by a charter, a copy of which is filed with this proxy as Exhibit 4.

o The Nominating Committee evaluates and recommends nominees for director to the Board of Directors. The current members of the Nominating Committee are Messrs. Hendrix, Lehmann, Lipson and Ressler. The Nominating Committee convened on five occasions during 2000. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data and qualifications.

o The Governance Committee ensures corporate compliance with applicable laws and regulations and oversees implementation of corporate policies and procedures. The current members of the Governance Committee are Messrs. Ramsey, Blitzer and Agate. The Governance Committee was formed in 2000 and did not convene during 2000.

Report of the Audit Committee

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors provision of information technology services and other non-audit services to the Company is compatible with the auditor's independence.

The following is a summary of services provided by Arthur Andersen LLP, the Company's independent public accountants for the calendar year ended December 31, 2000:


Audit Fees, including quarterly reviews                           $   982,000
Financial Information System Design and Implementation Fees       $   160,000
All Other Fees:
         Tax Compliance                                           $ 2,747,000
         Acquisition Related Tax Planning                           1,605,000
         Regulatory and Employee Benefit Plan Audits
          and Consulting                                              903,000
         Other                                                      1,459,000

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the audited financial statements for inclusion in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Dennis Hendrix - Chairman
Robert Agate
Nolan Lehmann

OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, derived from filings with the Securities and Exchange Commission and other public information, regarding the beneficial ownership of the Company's Common Stock and Preferred Stock at March 16, 2001 by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock or the outstanding shares of Preferred Stock, (ii) each of the current Directors, Nominees and executive officers named in the Summary Compensation Table (see "Executive Compensation"), and (iii) all current Directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.

                                                                                          Shares Beneficially Owned
                                                                                             as of March 16, 2001
                                                                                      -----------------------------------
Name of Person or Identity of Group(1)                                                      Number          Percentage
--------------------------------------                                                      ------          ----------
Thomas H. Van Weelden...........................................................            3,957,054(2)            1.5%
Apollo Investment Fund III, L.P.
Apollo Overseas Partners III, L.P.
Apollo (U.K.) Partners III, L.P.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
Apollo/AW LLC
  c/o Apollo Advisors, II, L.P..................................................           43,930,387(4)           17.1%
  Two Manhattanville Road
  Purchase, New York 10577
Blackstone Capital Partners II and III Merchant Banking Fund L.P. Blackstone
Offshore Capital Partners II and III L.P. Blackstone Family Investment
Partnership II and III L.P.
  c/o Blackstone Management Associates II L.L.C.................................           30,558,647(5)           11.9%
  345 Park Avenue, 31st Floor
  New York, New York 10154
Capital Research and Management Company.........................................          26,877,200(16)           10.4%
  333 South Hope Street
  Los Angeles, CA  90071
DLJ Stockholders................................................................           6,702,702(18)            2.6%
Greenwich Stockholders..........................................................           6,093,366(19)            2.4%
Taunus Corporation..............................................................          17,689,072(17)            6.9%
  31 West 52nd Street
  New York, NY  10019
Leon D. Black...................................................................          43,957,972(10)           17.1%
Robert Agate....................................................................             30,458 (14)               *
David Blitzer...................................................................          30,598,234(12)           11.9%
Michael Gross...................................................................          43,992,165(10)           17.1%
Dennis Hendrix..................................................................              88,087(13)               *
Nolan Lehmann...................................................................            106,040 (11)               *
Howard A. Lipson................................................................         30,613,647 (12)           11.9%
Antony P. Ressler...............................................................         43,994,361 (10)           17.1%
Roger A. Ramsey.................................................................           1,472,323 (3)               *
Warren B. Rudman................................................................              60,806(13)               *
Vincent Tese....................................................................              81,713(13)               *
Steven M. Helm..................................................................             458,582 (6)               *
Larry D. Henk...................................................................           1,244,647 (7)               *
Thomas W. Ryan..................................................................             251,000 (8)               *
Donald W. Slager................................................................             566,843 (9)               *
All Directors and executive officers as a group (19 persons) (2), (3) and (6)-(15)         83,617,128              31.9%
*    Does not exceed one percent.

(1) Unless otherwise indicated, the address of each person or group listed above is 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.
(2) Includes 1,479,435 shares of Common Stock that may be acquired on the exercise of options and 1,600,000 unvested shares of restricted stock.
(3) Includes 1,186,935 shares of Common Stock that may be acquired on the exercise of options.
(4) Represents shares held by Apollo Investment Fund III, LP (21,042,169 shares, representing 8.2%), Apollo Overseas Partners III, LP (1,340,689
     shares, representing 0.5%), Apollo (UK) Partners III, LP (830,086 shares, representing 0.3%), Apollo Investment Fund IV, LP (17,315,821 shares, representing  6.7%),  Apollo  Overseas  Partners  IV, LP  (964,275  shares, representing 0.4%), and Apollo/AW LLC (2,437,346 shares, representing 0.9%), (collectively, the "Apollo Investors"). Apollo Advisors II, LP, Apollo Advisors IV, LP and/or Apollo Management, LP (and together with affiliated investment managers, "Apollo Advisors") serves as general partner and/or manager for each of the Apollo Investors, each of which is affiliated with one another. Messrs. Black, Gross, and Ressler are principals of Apollo Advisors and each disclaims beneficial ownership of the indicated shares.
(5) Represent shares held by Blackstone Management Associates II L.L.C. ("Blackstone Associates") serves as general partner for each of Blackstone Capital Partners II Merchant Banking Fund L.P.(6,611,545 shares, representing 2.6%), Blackstone Offshore Capital Partners II L.P. (1,962,386 shares, representing 0.8%), Blackstone Family Investment Partnership II L.P.(657,937 shares, representing 0.3%) Blackstone Capital Partners III Merchant Banking Fund L.P. (16,911,562 shares, representing 6.6%), Blackstone Offshore Capital Partners III L.P. (3,135,611 shares, representing 1.2%) and Blackstone Family Investment Partnership III L.P. (1,279,607 shares, representing 0.5%) (collectively, the "Blackstone Investors"). Messrs. Lipson and Blitzer are Managing Directors of Blackstone Associates and each disclaims beneficial ownership of the shares owned by the Blackstone Investors.
(6) Includes 246,082 shares of Common Stock that may be acquired on the exercise of options and 212,000 unvested shares of restricted stock.
(7) Includes 584,760 shares of Common Stock that may be acquired on the exercise of options and 640,000 unvested shares of restricted stock.
(8)  Includes 250,000 unvested shares of restricted stock.
(9) Includes 225,543 shares of Common Stock that may be acquired on the exercise of options and 340,000 unvested shares of restricted stock.
(10) Includes (i) 43,930,387 shares beneficially owned by the Apollo Investors, and (ii) 55,000, 55,000 and 25,000 shares that may be acquired on the exercise of options by each of Messrs. Gross, Ressler and Black, respectively. Each of Messrs. Black, Gross, and Ressler disclaims beneficial ownership of shares owned by Apollo.
(11) Includes 72,500 shares of Common Stock that may be acquired on the exercise of options.
(12) Includes (i) 30,558,647 shares beneficially owned by the Blackstone Investors, and (ii) 55,000 and 35,000 shares that may be acquired on the exercise of options by each of Messrs. Lipson and Blitzer, respectively. Each of Messrs. Lipson and Blitzer disclaims beneficial ownership of shares owned by Blackstone.
(13) Includes 55,000 shares of Common Stock that may be acquired on the exercise of options.
(14) Includes 25,000 shares of Common Stock that may be acquired on the exercise of options.
(15) Includes 222,367 shares of Common Stock that may be acquired on the exercise of options and 340,000 unvested shares of restricted stock by one executive officer who is not a named officer.
(16) Based on the Schedule 13G filed with the Securities and Exchange Commission, the Capital Research and Management Company is a registered investment advisor to various investment companies.
(17) Based on the Schedule 13G filed with the Securities and Exchange Commission, Taunus Corporation is a parent holding company, which reported ownership of 17,689,072 shares of Common Stock. Included in Taunus stock ownership are 15,787,232 shares owned by Alex. Brown Investment Management, an affiliate, as indicated in a separate Schedule 13G.
(18) The DLJ Stockholders are DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A.L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ Millennium Partners-A.L.P., a Delaware limited partnership, DLJ First ESC L.P., a Delaware limited partnership, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership ("Offshore II"), DLJ EAB Partnership, L.P., a Delaware limited partnership and DLJ ESC II L.P., a Delaware limited partnership and various individuals. Each of the DLJ Stockholders other than Offshore II has a business address c/o DLJ Merchant Banking II, Inc., 277 Park Avenue, New York, New York 10172. Offshore II has a business address c/o John B. Gorsirawig, 14 Willemsted, Curacao, Netherlands Antilles. Each of the DLJ Stockholders is affiliated with Donaldson, Lufkin & Jenrette, Inc. a Delaware Corporation. The DLJ Stockholders own 110,000 shares of the Series A Senior Convertible Preferred Stock, which represents 11.0% of the Preferred Stock. The foregoing is based on a Schedule 13D filed on behalf of the DLJ Stockholders with the Securities and Exchange Commission.
(19) The Greenwich Stockholders are Greenwich Street Capital Partners II, L.P., a Delaware limited partnership, GSCP Offshore Fund, L.P., a Cayman Islands exempted limited partnership, Greenwich Fund, L.P., a Delaware limited partnership, Greenwich Street Employees Fund, L.P., a Delaware limited partnership, TRV Executive Fund, L.P., a Delaware limited partnership. Each of the Greenwich Stockholders has a business address c/o Greenwich Street Investment II, L.L.C., 388 Greenwich Street, New York, New York 10013, which is the general partner of each of the Greenwich Stockholders. Alfred
     C. Eckert III, Keith W. Abell and Sanjay H. Patel are the managing members of Greenwich Street Investment II, L.L.C. The Greenwich stockholders own 100,000 shares of the Series A Senior Convertible Preferred Stock, which represents 10.0% of the Preferred Stock. The foregoing is based on a
     Schedule 13D filed on behalf of the Greenwich Stockholders with the Securities and Exchange Commission.

EXECUTIVE OFFICERS

The executive officers of the Company serve at the pleasure of the Board and are subject to annual appointment by the Board of Directors at its first meeting following the annual meeting of stockholders. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board follows the table:


Name                                 Age                         Position Held
----                                 ---                         -------------
Thomas H. Van Weelden                46     Chairman of the Board of Directors
                                              and Chief Executive Officer
Larry D. Henk                        41     President and Chief Operating Officer
Thomas W. Ryan                       54     Executive Vice President and Chief Financial Officer
Peter S. Hathaway                    45     Senior Vice President, Finance
Steven M. Helm                       53     Vice President, Legal and Corporate Secretary
Donald W. Slager                     39     Vice President, Operations

Biographical information regarding Mr. Van Weelden appears in the biographical information regarding the Nominees. See "Election of Directors-Nominees."

Larry D. Henk has served as President since August 2000, Chief Operating Officer from February 1998 to August 2000, and Vice President of Operations from June 1994 to February 1998. Mr. Henk joined the Company in January 1992, as General Manager of R.18 when it was acquired by the Company. Prior to joining the Company, Mr. Henk served as General Manager of R.18 since 1991 and General Manager of Environmental Development Corporation from 1987 until its acquisition by the Company in July 1992.

Thomas W. Ryan was named Executive Vice President and Chief Financial Officer in August 2000. Prior to joining the Company, Mr. Ryan was Executive Vice President and CFO of Federal-Mogul Corporation, a manufacturer and distributor of vehicular and industrial components. Prior to Federal-Mogul, which he joined in 1997, he was Vice-President and CFO of Tenneco Automotive. From 1985 through 1995, Mr. Ryan was Vice President, Treasurer and Controller of A.O. Smith Corporation, and from 1973 through 1985, held various senior financial positions at American Motors (Jeep) Corporation.

Peter S. Hathaway has served as Senior Vice President, Finance since August 2000, Chief Accounting Officer from February 1995 to January 2001, and served as Vice President from May 1996 to August 2000. From May 1996 through April 1997, Mr. Hathaway also served as Treasurer. From September 1991 through February 1995, he was employed by BFI as Controller and Finance Director for certain Italian operations and held responsibilities for the acquisition, reorganization and integration, controller, and financing functions of a $100 million joint venture. From 1979 through September 1991, Mr. Hathaway served in the audit division of Arthur Andersen LLP in Colorado, Italy and Connecticut, most recently in the position of Senior Manager.

Steven M. Helm has served as Corporate Counsel since August 1995 and Vice President, Legal and Corporate Secretary of the Company since May 1996. Prior to joining the Company, Mr. Helm was a partner with the law firm Dukes, Martin, Helm and Ryan Ltd. in Illinois from 1978 to July 1995.

Donald W. Slager has served as Vice President, Operations of the Company since his promotion from Assistant Vice President - Operations in February 1998. Prior to this, Mr. Slager served as Regional Vice President of the West Region from June 1996 to June 1997. Mr. Slager also served as District Manager for the Chicago Metro District since 1992. Before Allied's acquisition of National Waste Services in 1992, he served as General Manager from 1990 to 1992 and in other management positions since 1985.

EXECUTIVE COMPENSATION

Summary of Compensation. The following table provides certain summary information concerning compensation paid or accrued during the fiscal years ended December 31, 2000, 1999 and 1998 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2000 (the "Named Executive Officers"):



                                                                                     Long-Term Compensation
                                                     Annual Compensation                     Awards
                                        ----------------------------------------------------------------------------

                                                                                                    Securities
                                                                                      Restricted    Underlying
                                                                     Other Annual       Stock        Options/         All Other
        Name and Position        Year      Salary        Bonus      Compensation(4)    Award(5)     SARs(1)(#)       Compensation
        -----------------        ----      ------        -----      ---------------    -------      ----------       ------------
Thomas H. Van Weelden            2000   $ 1,191,463   $ 1,832,500  $        27,439    $9,400,000             --    $    152,572(2)
  Chairman of the Board of       1999       900,000            --           91,958                      700,000         152,573(2)
  Directors and Chief Executive  1998       700,000       573,000               --                           --         152,572(2)
  Officer

Larry D. Henk                    2000       700,000     1,214,000           15,293     3,760,000             --                 --
  President and                  1999       450,000            --           74,255                      350,000                 --
  Chief Operating Officer        1998       337,500       337,500               --                      200,000                 --

Thomas W. Ryan                   2000       220,000       483,750           48,925(3)  2,406,250             --                 --
  Executive Vice President and
  Chief Financial Officer

Steven M. Helm                   2000       390,000       290,000            9,320     1,245,500             --                 --
  Vice President, Legal and      1999       310,000       200,000           70,141                      150,000                 --
  Corporate Secretary            1998       275,000       220,000               --                       40,000                 --

Donald W. Slager                 2000       450,000       459,000           19,644     1,997,500             --                 --
  Vice President, Operations     1999       275,000       300,000           89,049                      175,000                 --
                                 1998       225,000       180,000               --                      110,000                 --

(1) See " Option Grants in Last Fiscal Year," for certain information regarding options granted during the fiscal year ended December 31, 2000.

(2) Consists of $152,572 of interest forgiven annually by the Company related to promissory notes issued in 1996. (See "Certain Relationships and Related Transactions").

(3) Consists primarily of reimbursement for certain relocation expenses paid by the Company for Mr. Ryan who joined the Company in July 2000.

(4) Consists of certain perquisites and personal benefits including financial planning services in the amount of $17,887, $5,545 and $7,692 for Messrs. Van Weelden, Henk, and Slager, respectively.

(5) Consists of restricted stock issued during April 2000 at a price of $5.875 for Messrs. Van Weelden, Henk, Helm and Slager and during July 2000 at a price of $9.625 for Mr. Ryan. The value of the restricted stock at December 31, 2000 was $23,300,000, $9,320,000, $3,640,625, $3,087,250 and $4,951,250
     for Messrs. Van Weelden, Henk, Ryan, Helm and Slager, respectively. Under the terms, an individual is fully vested after 10 years, but may become vested sooner if certain performance goals are met. None of the shares are vested as of December 31, 2000.

Option Grants in Last Fiscal Year. The following table provides certain information with respect to options granted to the Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 2000 under the Incentive Plans:

                                                       Percent of
                                      Number of          Total                                       Realizable Value at Assumed
                                      Securities      Options/SARs                                   Annual Rates of Stock Price
                                      Underlying        Granted       Exercise or                 Appreciation for Option Term (2)
                                       Options/SARs    to Employees   Base Price      Expiration
Name and Position                    Granted (#)(1)  in Fiscal Year   (Per Share)        Date          5%                10%
-----------------                    --------------  --------------   -----------        ----    --------------     -------------


Thomas H. Van Weelden                           --         --%       $        --             --   $           --    $            --
  Chairman of the Board of Directors
  and Chief Executive Officer

Larry D. Henk                                   --         --%                --             --               --                 --
  President and Chief Operating
  Officer

Thomas W. Ryan                          175,000(3)          3%             9.625        7/26/10        1,059,294          2,684,460
 Executive Vice President and Chief
 Financial Officer

Steven M. Helm                                  --         --%                --             --               --                 --
  Vice President, Legal and Corporate
  Secretary

Donald W. Slager                                --         --%                --             --               --                 --
  Vice President, Operations

(1)  Each  option  granted  under  the  Incentive   Plans  becomes   immediately
     exercisable on the occurrence of a Change in Control (as defined in the Incentive Plans). No stock appreciation rights were granted during 2000.

(2) Because, in the case of all Named Executive Officers, the exercise price of all options equals or exceeds the market price per share of Common Stock on the date of grant, the potential realizable value of the options assuming 0% stock price appreciation is zero.

(3) These options vest in four equal annual installments beginning on July 26, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year Ended Option Values. The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 2000 by the Chief Executive Officer and each of the Named Executive Officers listed in the preceding tables:

                                                                             Number of                    Value of Unexercised
                                                                       Securities Underlying                  In-the-Money
                                 Shares Acquired                     Unexercised Options/SARs               Options/SARs at
                                        on            Value           at Fiscal Year-End (#)              Fiscal Year-End (1)
Name                               Exercise (#)      Realized     Exercisable      Unexercisable     Exercisable     Unexercisable
----                               ------------      --------     -----------      -------------     -----------     -------------
Thomas H. Van Weelden                   --              --           1,383,870           716,130    $   8,149,929   $     1,528,281

Larry D. Henk                           --              --             542,053           421,247        3,077,916           565,740

Thomas W. Ryan                          --              --                  --           175,000              --            864,063

Steven M. Helm                          --              --             213,664           201,336          881,727           436,439

Donald W. Slager                        --              --             199,237           221,863          704,294           312,859

(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the closing sales price of the Common Stock on December 31, 2000 ($14.56 per share) and the exercise price, which ranges between $4.27 and $21.19 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.

Employment  Agreements.  The  Company  has  entered  into  Executive  Employment
Agreements with certain Named Executive Officers. The Executive Employment Agreement of Mr. Van Weelden provides a base salary of $1,230,000 and a primary term from January 1, 2000 to January 1, 2003, and is automatically extended after each year of employment such that at any given time the remaining term of the agreement is three years. The Executive Employment Agreements of Messrs. Helm, Henk, Ryan and Slager currently provide for current base salaries ranging from $399,750 to $717,500, and a primary term which expires in 2001 (2003 in the case of Mr. Ryan) that is automatically extended after each year of employment such that at any given time the remaining term of the agreement is two years. If an Executive Employment Agreement is terminated by an employee for Good Reason (as defined in the Executive Employment Agreement), the Company is obligated to pay an amount equal to the largest annual bonus paid to the employee for any of the last three years preceding the date of termination and to continue making base salary payments through the term of the agreement. If an Executive Employment Agreement is terminated by an employee for Good Reason or by the Company without Cause and a Change in Control (as defined in the Executive Employment Agreement) has occurred within the two years preceding or one year following the date of termination, the Company is obligated to pay an additional amount equal to two times the sum of the employee's base salary on the date of termination and the bonus paid to the employee for the previous year. The Company has also entered into an Employment Agreement with Peter S. Hathaway which provides for a current base salary of $461,250, as well as terms and severance arrangements similar to those in the Executive Employment Agreements of the Named Executive Officers.

Compensation Committee Interlocks and Insider Participation. Messrs. Lehmann, Lipson and Ressler served on the Compensation Committee in 2000. No member of the Compensation Committee has ever served as an executive officer of the Company.

MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE REPORT
("Compensation Committee")

Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore stockholder value, by aligning closely the financial interests of the Company's senior executives with those of its stockholders. Therefore, executive compensation is related to the financial performance of the Company and consists of the following elements: base compensation, cash bonus and incentive stock benefits ("Incentive Awards").

Executive base compensation for senior executives (including the Chief Executive Officer and the Named Executive Officers) is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Compensation Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of solid waste management companies that are regarded by the Compensation Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Compensation Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Compensation Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels. To ensure retention of qualified management, the Company has entered into employment agreements with its key management personnel. The employment agreements establish annual base salary amounts that the Compensation Committee may increase, based on the foregoing criteria.

The Compensation Committee evaluated the experience, length of service and the general success of the Company's operations in determining the Chief Executive Officer's base compensation for 2001. The Compensation Committee also considered the Company's divestiture and acquisition strategy, revenues, cash flow, realization of operational efficiencies and debt reduction goals in 2000. The Compensation Committee noted that during 2000 the Company substantially completed its divestiture program and achieved planned synergies from the acquisition of BFI. Based on these factors, the Committee increased the salary of the Chief Executive Officer to $1.23 million for 2001.

Annual cash bonuses under the Company's Corporate Defined Bonus Plan (the "Bonus Plan") are determined in accordance with the attainment of performance goals established by the Compensation Committee. The performance goals set by the Compensation Committee for annual bonuses may be based upon the metrics reflecting one or more of the following business measurements: earnings, cash flow, revenues, financial return ratios, debt reduction, risk management, customer satisfaction, and total shareholder returns, any of which may be measured either in absolute terms or as compared with another company or companies or with prior periods. (See Approval of Annual Bonus Terms for Certain Executives) Based on the Company's financial performance in 2000, the Compensation Committee awarded $7.7 million in bonuses under the Bonus Plan for the 2000 calendar year.

The Incentive Stock Plans are intended to provide key employees, including the Chief Executive Officer and other key management personnel of the Company, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Incentive Stock Plans provide a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

The Compensation Committee is authorized to make awards or grants under the Incentive Stock Plans to eligible employees, including officers (whether or not they are also directors) of the Company. In determining awards or grants under the Incentive Stock Plans, the Compensation Committee considers the same metrics reflecting one or more of the following business measurements: earnings, cash flow, revenues, financial return ratios, debt reduction, risk management, customer satisfaction, and total shareholder returns, any of which may be measured either in absolute terms or as compared with another company or companies or with prior periods. In 2000, the Compensation Committee for the first time awarded shares of performance-accelerated restricted stock under the Incentive Stock Plans.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated executive officers of a company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section
162(m). The Company's primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company's strategic goals and to enhance stockholder value. When consistent with this compensation philosophy, the Company also intends to attempt to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Company. The Committee intends to review periodically the potential impact of Section 162(m) in structuring and administering the Company's compensation programs.

The Management Development/Compensation Committee of the Board of Directors:

Nolan Lehmann (Chairman)
Howard Lipson
Antony P. Ressler

Proposal for Approval of Material Terms of Performance Goals for Annual Bonuses

The second proposal to be considered and voted upon at the annual meeting is to approve the material terms of the performance goals for the Bonus Plan.

As previously indicated, Section 162(m) of the Internal Revenue Code of 1986, as amended, generally does not allow a public corporation to take a federal income tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or any of the four other most highly compensated executive officers. However, "performance-based" compensation is specifically exempt from the deduction limit, provided certain criteria, including shareholder approval of the material terms of the performance goals set by the Compensation Committee, are satisfied.

The Compensation Committee of the Board believes it is in the best interests of the shareholders to maintain an executive compensation program that allows the Company to attract, retain, and provide appropriate performance incentives for the most qualified and capable executives possible, while also permitting the Company to continue to obtain tax deductions for performance-based compensation paid or awarded to those executives.

The Compensation Committee has established, and in this proposal the Board is requesting shareholder approval of, the material terms of the performance goals for the payment of annual bonuses to be paid to the Company's eligible employees under the Company's Bonus Plan. It is the Compensation Committee's intention that annual cash bonuses which are subject to Section 162(m) be performance-based for purposes of qualifying for the exemption from the Section 162(m) limitation.

The material terms of the performance goals that must be approved by shareholders under Section 162(m) include the employees eligible to receive the performance-based compensation (here, all officers of the Company, all senior regional management employees, and certain other key management employees), a description of the business criteria on which each performance goal is based, and either the formula used to calculate the performance-based compensation, or, alternatively, the maximum amount of such compensation that could be awarded or paid to any eligible employee if the applicable performance goals are met. In accordance with these requirements, the Board is therefore recommending that the shareholders approve the business measurements on which the performance goals are based and the maximum amount payable to any eligible employee upon attainment of the performance goals. If approved by the shareholders, and if the applicable performance goals are met, this proposal would enable the Company to award performance-based annual bonuses to executive officers of the Company, which would be tax-deductible to the Company during a five-year period beginning with the 2001 calendar year.

The Performance Goals. The performance goals set by the Compensation Committee for annual bonuses will be based upon the metrics reflecting one or more of the following business measurements: earnings, cash flow, revenues, financial return ratios, debt reduction, risk management, customer satisfaction, and total shareholder returns, any of which may be measured either in absolute terms or as compared to another company or companies or as compared to prior periods. If adopted by the shareholders, this proposal would, for the five-year period described above, approve those measurements. This proposal would also limit the amount of any annual bonus paid to any executive officer for any year to the lesser of 150% of the executive officer's annual base salary or $5,000,000. The Compensation Committee has the discretion to determine the amount of compensation actually paid when a performance goal is met. The Compensation Committee has established goals and maximum amounts that it considers to be appropriate in light of foreseeable contingencies and future business conditions, and the Board believes it is in the best interests of the shareholders to allow the Compensation Committee to have this amount of flexibility.

If approved by the shareholders, this proposal would not limit the Company's right to award or pay other forms of compensation to the Company's eligible employees, whether or not the performance goals for annual bonuses in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be deductible, if the Compensation Committee determines that the award or payment of such other forms of compensation is in the best interests of the shareholders.

The material terms of the performance-based annual bonuses covered in this proposal, and the plan under which they are paid, are described below.

Annual Bonuses. Annual bonuses for eligible employees of the Company are determined and paid under the Company's Bonus Plan. This Bonus Plan authorizes the Compensation Committee to approve the measures by which defined bonuses will be determined. The Bonus Plan is administered by the Compensation Committee. The Committee selects employees eligible to participate in the Bonus Plan. Currently, approximately 26 employees are eligible to participate in the Bonus Plan. A total of 24 employees received bonuses under the Bonus Plan for the 2000 calendar year.

The Compensation Committee determines the bonus amounts that may be paid to the participants in the Plan for each given year. If this proposal is approved, an eligible employee's annual bonus would be subject to a maximum annual limit, as discussed above. The Compensation Committee also determines the total amount to be paid to participants under the Bonus Plan.

The Board may amend, suspend, or terminate the Bonus Plan, including amending the Bonus Plan in a way that might increase the Company's costs, provided that shareholder approval must be obtained for an amendment that would increase the maximum amount which may be paid to any executive officer. The amounts to be paid to Bonus Plan participants for 2001, if the performance goals are approved, cannot presently be determined. The amounts paid to the Named Executive Officers for 2000 under the Bonus Plan are included in the column labeled "Bonus" in the Summary Compensation Table on page 12. For 2000, all Named Executive Officers as a group and all eligible employees other than the named executive officers as a group were paid a total of $4.0 million and $3.7 million, respectively, under the Bonus Plan.

It should be noted that while the Compensation  Committee's intent is to prevent
Section 162(m) from limiting the deductibility of annual incentive compensation payments, because of possible unforeseen future events, it is impossible to be certain that all annual incentive compensation paid by the Company to named executive officers will be tax deductible. The foregoing shall not preclude the Compensation Committee from making other compensation payments under different terms even if they do not qualify for tax deductibility under Section 162(m).

Required Vote

Approval of the material terms of the performance goals for the Company's bonus plan requires the affirmative vote of a majority of the votes cast on the proposal by the holders of common stock and Senior Convertible Preferred Stock, voting together as a single class.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE COMPANY'S BONUS PLAN.

PROPOSAL TO AMEND THE RESTATED 1991 INCENTIVE STOCK PLAN

The third proposal to be considered and voted upon at the annual meeting is to approve an amendment to the Restated 1991 Incentive Stock Plan as amended and restated in 1999, and as further amended (the "1991 Plan"), to increase the maximum number of shares of common stock which may be covered by awards under the 1991 Plan from 8.0% of the number of fully diluted shares of common stock on the date of an award under the 1991 Plan to 10.5% of that number. The amendment also limits awards under the 1991 Plan in the form of restricted stock, stock bonuses, performance awards and phantom stock made after the effective date of the amendment to not more than 25% of the aggregate shares available to be awarded or granted under the plan after the effective date of the amendment. Management anticipates that the additional shares available as a result of approval of the proposed amendment will be sufficient to meet the Company's stock-based incentive compensation needs for several years. Also, for purposes of qualifying the stock option provisions of the 1991 Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended, the amendment limits the maximum number of options granted to any employee under the Plan to 500,000 per year.

The Amendment. After receiving the recommendation of our Compensation Committee in March, 2001, the Board adopted a Fourth Amendment to the 1991 Plan, subject to stockholder approval. (The Fourth Amendment is attached as Exhibit 1 to this proxy statement.) If the necessary stockholder approval is received, the amendment will increase the number of shares of common stock which may be covered by awards under the 1991 Plan from 8.0% of the number of fully diluted shares of common stock as of the date an award under the 1991 Plan is made to 10.5% of that number. For purposes of the 1991 Plan, the number of fully diluted shares of common stock includes the aggregate of all issued and outstanding shares of common stock, any shares of common stock issuable upon the vesting or payment of awards or exercise of options under any employee benefit plan, including the 1991 Plan, shares of common stock otherwise available or reserved for issuance under employee benefit plans, including the 1991 Plan, and shares of common stock issuable upon exercise or conversion of any outstanding warrants, options or convertible securities. For these purposes, shares of Series A Senior Convertible Preferred Stock are deemed convertible into shares of common stock. The amendment would also limit awards under the 1991 Plan in the form of restricted stock, stock bonuses, performance awards and phantom stock made after the effective date of the amendment to not more than 25% of the aggregate shares available to be awarded or granted under the plan after the effective date of the amendment. (The relevant provision of the 1991 Plan in its current form is attached as Exhibit 2 to this proxy statement.) Also, for purposes of qualifying the stock option provisions of the 1991 Plan under
Section 162(m) of the Internal Revenue Code of 1986, as amended, the amendment limits the maximum number of options granted to any employee under the Plan to 500,000 per year.

Under the current terms of the 1991 Plan and based upon the 274.4 million fully diluted shares outstanding as of March 16, 2001, awards covering an aggregate of
22.0 million shares of common stock, representing 8.0% of fully diluted shares outstanding, are available under the 1991 Plan. Previously granted awards under the 1991 Plan, which have been exercised or issued, covered approximately 8.8 million shares of common stock. Currently outstanding awards under the 1991 Plan cover an aggregate of approximately 12.8 million shares of common stock. Consequently, available awards covering approximately 0.4 million shares of common stock are permitted under the current terms of the Plan. If the amendment is approved, there would be approximately 8 million shares available to be awarded or granted under the plan.

In addition, for purposes of clarity, this amendment defines "month" as 31 calendar days and "year" as 365 calendar days.

Reasons for the Amendment. The purpose of our stock-based incentive plans, including the 1991 Plan, is to provide key employees with a continuing proprietary interest in the Company, with a view to increasing the interest in our welfare of those personnel who share primary responsibility for the management and growth of our Company. In addition, these plans provide a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and retain qualified personnel.

In order to provide current and new employees with appropriate stock-based incentives and to further motivate them to help increase stockholder value, both the Compensation Committee and the entire Board believe that our stock incentive plans should have the capacity to provide meaningful awards which can create performance targets for employees and significant encouragement for them to remain with the Company.

Currently, all of our stock incentive plans, including the 1991 Plan, permit awards covering an aggregate of approximately 28.8 million shares of common stock of which 28.2 million have been granted or awarded. The Board and Compensation Committee believe greater capacity is necessary to assure that the purposes of our stock incentive plans can be achieved.

As discussed above, Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain executives in a taxable year to the extent that such compensation exceeds $1 million (subject to certain exceptions). It is possible that compensation attributable to stock options (including income derived from the exercise of certain options as measured by the spread between the exercise price and the fair market value of our common stock at the time of exercise) and other awards under the 1991 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Internal Revenue Code
Section 162(m), compensation attributable to stock options and similar awards will qualify as performance-based compensation, provided that: (i) the stock plan contains a per-employee limitation on the number of shares for which options and similar awards may be granted during a specific period; (ii) the per employee limitation is approved by the stockholders; (iii) the option or award is granted by a Compensation Committee comprised solely of "outside directors" and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant or the option or award is granted (or exercisable) only upon (as certified by the Compensation Committee) the achievement of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain. In order to qualify awards under the 1991 Plan as "performance-based compensation", the amendment limits the maximum number of options granted to any employee under the Plan to 500,000 per year.

Description of 1991 Plan. The 1991 Plan provides for the grant of (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, (v) stock bonuses and (vi) performance awards (collectively, "Incentive Awards"). In addition, the 1991 Plan permits the grant of cash bonuses payable when a participant is required to recognize income for federal income tax purposes in connection with the vesting of shares of restricted stock or the grant of a stock bonus. Key employees, including officers (whether or not they are directors), of the Company and its subsidiaries will be eligible to participate in the 1991 Plan.

The 1991 Plan is currently administered by the Compensation Committee. The Compensation Committee determines which key employees receive grants of Incentive Awards, the type of Incentive Awards and bonuses granted and the number of shares subject to each Incentive Award.

Subject to the terms of the 1991 Plan, the Compensation Committee will also determine the prices, expiration dates and other material features of the Incentive Awards granted under the Plan. The Compensation Committee may, in its absolute discretion, (i) accelerate the date on which an option granted under the 1991 Plan becomes exercisable, (ii) accelerate the date on which a share of restricted stock or phantom stock vests and waive any conditions imposed by the Compensation Committee on the vesting of a share of restricted stock and (iii) grant Incentive Awards to a participant on the condition that the participant surrender to the Company for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Compensation Committee specifies. In no event, however, can the Compensation Committee adjust the exercise price of an option (whether through amendment, cancellation or replacement awards), without shareholder approval, if the option has an exercise price prior to the adjustment greater than the fair market value on the date of such adjustment.

The Compensation Committee will have the authority to interpret and construe any provision of the 1991 Plan and to adopt such rules and regulations for administering the 1991 Plan as it deems necessary. All decisions and determinations of the Compensation Committee are final and binding on all parties. The Company will indemnify each member of the Compensation Committee against any cost, expense or liability arising out of any action, omission or determination relating to the 1991 Plan, unless such action, omission or determination was taken or made in bad faith and without reasonable belief that it was in the best interest of the Company.

The Board of Directors may at any time amend the 1991 Plan in any respect; provided, that, without stockholder approval, no amendment may (i) increase the number of shares of Common Stock that may be issued under the 1991 Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards, or (iii) materially modify the requirements as to eligibility for participation in the 1991 Plan.

A summary of the most significant features of the Incentive Awards and the tax consequences to recipients thereof, follows.

o Non-Qualified and Incentive Stock Options. The exercise price of each non-qualified stock option (NQO) and each incentive stock option (ISO) granted under the 1991 Plan shall be the fair market value (as defined) of a share of Common Stock of the Company on the date on which such NQO or ISO is granted. NQOs and ISOs shall hereinafter be referred to collectively as "Options". Except in certain limited cases regarding grants of ISOs, each ISO and NQO shall be exercisable for a period not to exceed ten years. The Compensation Committee shall establish the term of each Option. Each Option shall vest over a period determined by the Compensation Committee. The exercise price shall be paid in cash or, subject to the approval of the Compensation Committee, in shares of Common Stock valued at their fair market value on the date of exercise.

Except in the event of the death, disability, or retirement (as defined in the 1991 Plan) of an optionee, or the termination of employment of an optionee for cause (as defined in the 1991 Plan), Options are exercisable only while an optionee is employed by the Company or within one month after such employment has terminated to the extent that such Options were exercisable on the last day of employment. In the event of the death, disability or retirement of an optionee, all outstanding Options become immediately exercisable and are exercisable for one year after such death, disability or retirement. In the event of the termination of the employment of an optionee for cause, all Options held by the optionee terminate immediately. Options are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and, in the case of NQOs, in certain situations to family members of the optionee or trusts or partnerships involving family members of the optionee.

Upon occurrence of a change in control of the Company (a "Change in Control"), all Options become immediately exercisable. The 1991 Plan defines Change in Control to mean (i) a "change in control" as that term is defined in the federal securities laws, (ii) the acquisition by any person of 20% or more of the shares of voting securities of the Company (provided that the Board of Directors, as constituted immediately prior to such stock acquisition, may determine that a change of control has not occurred), (iii) a majority of the individuals nominated by the Board of Directors for election to the Board fail to be elected to the Board as a result of a proxy fight or contested election for positions on the Board of Directors or (iv) any other event which the Compensation Committee determines to constitute a change in control of the Company.

An optionee will not recognize any income for federal tax purposes at the time an NQO is granted. The Company will not be entitled to a deduction at that time. However, when any part of an NQO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price of the NQO and the fair market value of the shares received, and the Company will recognize a tax deduction in the same amount (subject to the limitations of Section 162(m) discussed above).

A participant will not recognize any income at the time an ISO is granted, nor upon a qualified exercise of an ISO. If a participant does not dispose of the shares acquired by exercise of an ISO within two years after the grant of the ISO and one year after the exercise of the ISO, the exercise is qualified and the gain or loss (if any) on a subsequent sale will be a long-term capital gain or loss. Such gain or loss is the sum of the sales proceeds less the exercise price for the stock sold. The Company is not entitled to a tax deduction as the result of the grant or qualified exercise of an ISO.

o Restricted Stock. A grant of shares of restricted stock represents the promise of the Company to issue shares of its Common Stock on a predetermined date (the "Issue Date") to a participant, provided the participant is continuously employed by the Company until the Issue Date. Vesting of the shares occurs on a second predetermined date (the "Vesting Date") if the participant has been continuously employed by the Company until that date. Prior to the Vesting Date, the shares are not transferable by the participant and are subject to forfeiture. The Compensation Committee may, at the time shares of restricted stock are granted, impose additional conditions to the vesting of the shares, such as, for example, the achievement of specified performance goals. Vesting of some portion, or all, of the shares of restricted stock may occur upon the termination of the employment of a participant other than for cause, prior to the Vesting Date. If vesting does not occur, shares of restricted stock are forfeited.

Upon the occurrence of a Change in Control, all shares of restricted stock which have not vested or been forfeited will vest automatically.

A participant will not recognize any income for federal tax purposes at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a tax deduction at that time. However, when shares of restricted stock vest, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. If, however, a participant files an appropriate election under
Section 83(b) of the Internal Revenue Code with the IRS within thirty days of the issuance of the restricted stock, the participant will be deemed to have received ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued (the "Election"). The Company will be entitled to a tax deduction, at the time the participant makes the Election in an amount equal to the amount of ordinary income, recognized by the participant (subject to the limitations of Section 162(m) discussed above).

The Compensation Committee may grant, in connection with a grant of shares of restricted stock, a cash "tax bonus", payable when an employee is required to recognize income for federal income tax purposes with respect to such shares. The "tax bonus" may not be greater than the value of the shares of restricted stock at the time the income is required to be recognized. The cash "tax bonus" will be recognized as ordinary income by the participant at the time the shares vest and the participant is entitled to the cash "tax bonus". The Company will be entitled to a tax deduction, at the time the participant recognizes ordinary income, equal to the ordinary income recognized by the participant.

o Phantom Stock. A share of phantom stock represents the right to receive the economic equivalent of a grant of restricted stock. Shares of phantom stock are subject to the same vesting requirements as are shares of restricted stock. Upon vesting of a share of phantom stock, the holder is entitled to receive cash in an amount equal to the sum of (i) the fair market value of a share of Common Stock as determined on the Vesting Date and (ii) the aggregate amount of cash dividends paid in respect of a share of Common Stock during the period commencing on the date of grant, and ending on the Vesting Date. The cash payment for phantom stock is treated the same as a cash bonus for federal income tax purposes and creates a deduction to the Company when paid (subject to the limitations of Section 162(m) discussed above). In addition, the value of a share of phantom stock (whether or not vested) is paid immediately upon the occurrence of a Change in Control of the Company. The Committee may not grant any cash bonus in connection with the grant of shares of phantom stock.

o Stock and Cash Bonuses. Bonuses payable in stock may be granted by the Compensation Committee and may be payable at such times and subject to such conditions as the Compensation Committee determines. Upon the receipt of a stock bonus, a participant will recognize ordinary income for federal tax purposes in an amount equal to the fair market value of the stock at the time it is received. The Company will be entitled to a tax deduction in an equal amount. The Compensation Committee may grant, in connection with a stock bonus, a cash "tax bonus", payable when an employee is required to recognize income for federal income tax purposes with respect to such stock bonus. The tax bonus may not be greater than the value of the stock bonus at the time the income is required to be realized. The grant of a cash bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of restricted stock, shares of phantom stock or stock bonuses may be granted pursuant to the 1991 Plan.

o Performance Awards. The Compensation Committee may grant performance awards payable in cash or common stock upon the attainment of objective performance goals established before the award grant. The Committee may grant, in connection with the grant of performance awards, a cash "tax bonus" payable when an employee is required to recognize income for federal income tax purposes with respect to shares of common stock granted as a performance award. The "tax bonus" may not be greater than the value of the shares of stock at the time income is recognized by the employee.

A participant will not recognize any income for federal tax purposes at the time a performance award is granted and the Company will not be entitled to a tax deduction at that time. However, a participant will recognize ordinary income at the time the performance award, in the form of shares or cash, is paid to the participant. The amount of cash paid or the fair market value of the shares paid at the time they become available will be the amount of income recognized by the participant. In addition, the participant will recognize any cash "tax bonus" awarded in conjunction with a performance award at the time the performance share is otherwise deemed taxable. The Company will be entitled to a tax deduction at the time the participant recognizes the amounts into income equal to the amount of recognized ordinary income.

o In General. If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grants under the 1991 Plan. If any shares of restricted stock or phantom stock, or any shares of Common Stock granted in a stock bonus are forfeited or canceled for any reason, such shares shall again be available for grants under the 1991 Plan.

The 1991 Plan provides for an adjustment in the number of shares of Common Stock available to be issued under the 1991 Plan, the number of shares subject to Incentive Awards, and the exercise prices of certain Incentive Awards upon a change in the capitalization of the Company, a stock dividend or split, a merger or combination of shares and certain other similar events. The 1991 Plan also provides for the termination of Incentive Awards upon the occurrence of certain corporate events.

The 1991 Plan provides that participants may elect to satisfy certain federal income tax withholding requirements by remitting cash to the Company. In addition, the 1991 Plan provides that, at the election of a participant, an unrelated broker-dealer acting on behalf of the participant may exercise Options granted to the participant and immediately sell the shares acquired on account of the exercise to raise funds to pay the exercise price of the Option and the amount of any withholding tax which may be due on account of the exercise.

New Awards. It is currently expected that the Compensation Committee may consider the grant of new awards under the 1991 Plan during 2001 as a means of providing appropriate incentive and performance based compensation. However, the Compensation Committee has not yet made any determination as to the nature, amount or recipients of awards under the 1991 Plan if the amendments to the Plan are approved by stockholders.

(An Amended and Restated 1991 Plan, incorporating all of the amendments made to the 1991 Plan since its last restatement in 1999, is attached as Exhibit 3 to this proxy statement. This Amended and Restated Plan includes the provisions of the Fourth Amendment to the 1991 Plan which is subject to the Stockholders' approval.)

Required Vote

Approval of the Fourth Amendment to the 1991 Plan requires the affirmative vote of a majority of the votes cast on the proposal by the holders of Common Stock and Series A Senior Convertible Preferred Stock, voting together as a single class.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE FOURTH AMENDMENT TO THE 1991 PLAN.

PERFORMANCE GRAPH

The following performance graph compares the performance of the Common Stock to the Standard and Poor's 500 Stock Index and to the Dow Jones Pollution Control Index. The graph covers the period from December 31, 1995 to December 31, 2000. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1995 and that all dividends were reinvested.




                          December 31,      December 31,     December 31,      December 31,     December 31,      December 31,
                              1995              1996             1997              1998             1999              2000
                         ----------------  ---------------- ----------------  ---------------  ----------------  ---------------

Allied Waste Industries,
  Inc.                   $      7.13       $      9.25      $     23.31       $     23.63      $      8.81       $     14.56
Index                         100.00            129.73           326.96            331.35           123.60            204.21
                         ----------------  ---------------- ----------------  ---------------  ----------------  ---------------

Standard and Poor's
  500 Stock Index        $    615.93       $    740.74      $    970.43       $  1,229.23      $  1,469.25       $  1,320.28
Index                         100.00            120.26           157.56            199.57           238.54            214.36
                         ----------------  ---------------- ----------------  ---------------  ----------------  ---------------

Dow Jones Pollution
  Control Index          $     74.20       $     80.80      $     87.90       $     90.87      $     50.34       $     70.66
Index                         100.00            108.89           118.46            122.47            67.84             95.23
                         ----------------  ---------------- ----------------  ---------------  ----------------  ---------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested members of the Board. Such transactions are entered into only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties with the exception of items that are intended to be additional compensation. In the Company's view, all of the transactions described below meet that standard.

Thomas H. Van Weelden, Chairman of the Board and Chief Executive Officer and Roger A. Ramsey, Director, have loans of $2.3 million and $2.2 million, respectively, from the Company pursuant to promissory notes that are due in June 2001 and bear interest at a rate of 6.625% per year. Mr. Van Weelden's loan is secured by the pledge of 246,154 shares of Common Stock purchased from the Company at the then market price with the proceeds from the loan in 1996 and Mr. Ramsey's loan is secured by the pledge of 382,175 stock options granted at the then market price. The Company forgave the interest due from Mr. Van Weelden in 2000 as a component of his compensation.

Larry D. Henk, President and Chief Operating Officer, has a loan of $750,000 from the Company pursuant to a promissory note that is due not later than March 12, 2007. Interest on the loan at the applicable federal rate is reported as a component of Mr. Henk's compensation.

Steven M. Helm, Vice President, Legal, and Corporate Secretary has a loan of $275,000 from the Company pursuant to a promissory note that is due not later than August 30, 2005. Interest on the loan at the applicable federal rate is reported as a component of Mr. Helm's compensation. At December 31, 2000, the outstanding principal balance was $215,000.

James G. Van Weelden is employed by the Company as Regional Vice President and received $519,946 in employment compensation for the year ended December 31, 2000, consistent with the compensation paid to other Regional Vice Presidents. James G. Van Weelden is a brother of Thomas H. Van Weelden.

In December 2000, the Company acquired certain assets in St. George, Utah, for the fair market value of approximately $162,000. Ed Van Weelden, who is the brother of Thomas H. Van Weelden, was a 50% owner of the seller of the assets.

The Company maintains a Supplemental Retirement Plan for Roger A. Ramsey, current Director and former Chief Executive Officer and Chairman of the Board, which provides for the payment of a monthly benefit (expressed in the form of a joint and 100% survivor life annuity) in the amount of $25,000 per month. Upon the request of Mr. Ramsey, and with the consent of the Company, the benefit may be paid on any other date, and in any other form (including a lump sum) which is the actuarial equivalent of the joint and survivor form. To facilitate the funding of its obligations under the Plan, the Company implemented a Supplemental Retirement Trust, of which a national bank is the current Trustee. The Trust is to become irrevocable in the event of a Change of Control.

As noted previously, the Company has various agreements with the Apollo/Blackstone Investors relating to their original investment in the Company in 1997 and their investment in connection with the acquisition of BFI in 1999. These agreements, among other things, grant the Apollo/Blackstone Investors rights to representation on the Board and to register the securities of the Company they hold, and also govern the voting of these Company securities.

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP ("Andersen"), independent public accountants, have served as the independent auditors of the Company for a number of years. While management anticipates that this relationship will continue to be maintained during 2001 and subsequent years, it is not proposed that any formal action be taken at the meeting with respect to the continued employment of Andersen. Representatives of Andersen plan to attend the Annual Meeting and will be available to answer appropriate questions. These representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the forms the Company has received or prepared, the Company believes that during the year ended December 31, 2000, all filing requirements applicable to the Directors, officers and greater than 10% stockholders were met except Robert Agate was late in filing a report on Form 3 and Dennis Hendrix, David Blitzer, Roger A. Ramsey and Tony Ressler were late in filing reports on Form 4.

MISCELLANEOUS MATTERS

The annual report to stockholders covering the fiscal year ended December 31, 2000 is included with this proxy statement. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 2002 Annual Meeting of stockholders is required to submit such proposals to the Company on or before December 31, 2001.

The Company's Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting other than those described above. If other business requiring a vote of stockholders is properly presented at the Annual Meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the Annual Meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                                      By Order of the Board of Directors


                                      /s/ Thomas H. Van Weelden
                                      -------------------------------------
                                      Thomas H. Van Weelden
                                      Chairman of the Board
                                      and Chief Executive Officer

                          ALLIED WASTE INDUSTRIES, INC.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2001

The undersigned hereby appoints Thomas H. Van Weelden and Steven M. Helm as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all shares of Common and Preferred Stock of Allied Waste Industries, Inc. (the "Company") held of record by the undersigned on April 16, 2001, at the Annual Meeting of Stockholders to be held on May 23, 2001, or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                      PLEASE DATE, MARK, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!
                         ANNUAL MEETING OF STOCKHOLDERS
                          ALLIED WASTE INDUSTRIES, INC.

                                  May 23, 2001

               --Please Detach and Mail in the Envelope Provided--
PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE.   X

1.   Election of Directors by holders of Common Stock.

NOMINEES: Thomas H. Van Weelden, Roger A. Ramsey, Nolan Lehmann, Dennis Hendrix, Warren B. Rudman, Robert Agate and Vincent Tese

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----
For, except vote withheld from the following nominees:
                                                      --------------------------
2. Approval of the material terms of the performance goals for the Company's Corporate Defined Bonus Plan.

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----


3. Approval of the Fourth Amendment to the Company's Restated 1991 Incentive Stock Plan.

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NAMED DIRECTORS, FOR THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND FOR THE FOURTH AMENDMENT TO THE RESTATED 1991 INCENTIVE STOCK PLAN.

STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)                            DATE

------------------------------------    ----------------------------------------

NOTE: Please sign exactly as name or names hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                      PLEASE DATE, MARK, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!
                         ANNUAL MEETING OF STOCKHOLDERS
                          ALLIED WASTE INDUSTRIES, INC.
                                  May 23, 2001
               --Please Detach and Mail in the Envelope Provided--
PLEASE MARK YOUR PROXY CARDS AS IN THIS EXAMPLE.   X

1. Election of Directors by holders of Preferred Stock voting together with the Common Stock, as a single class.

NOMINEES: Thomas H. Van Weelden, Roger A. Ramsey, Nolan Lehmann, Dennis Hendrix, Warren B. Rudman, Robert Agate and Vincent Tese

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----
For, except vote withheld from the following nominees:
                                                        ------------------------

2. Election of Directors by holders of Preferred Stock voting separately as a class.

NOMINEES: Leon D. Black, Michael Gross, Antony P. Ressler, and Howard A. Lipson.

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----
For, except vote withheld from the following nominees:
                                                        ------------------------

3. Approval of the material terms of the performance goals for the Company's Corporate Defined Bonus Plan.

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----
4. Approval of the Fourth Amendment to the Company's Restated 1991 Incentive Stock Plan.

              FOR                AGAINST                     WITHHELD
       ------              -----                       -----
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NAMED DIRECTORS, FOR THE MATERIAL TERMS OF THE PERFORMANCE GOALS AND FOR THE FOURTH AMENDMENT TO THE RESTATED 1991 INCENTIVE STOCK PLAN.

STOCKHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURE(S)                            DATE

----------------------------------      ----------------------------------------

NOTE: Please sign exactly as name or names hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    EXHIBIT 1
                        FOURTH AMENDMENT TO THE RESTATED
             ALLIED WASTE INDUSTRIES, INC. 1991 INCENTIVE STOCK PLAN
                        (AS AMENDED AND RESTATED IN 1999)

     THIS AMENDMENT, made and entered into on March 29, 2001, by ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("Employer").

                                R E C I T A L S:

1. The Employer maintains the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as amended and restated effective September 8, 1999, and as later amended ("Plan");

2.   The  Employer has reserved the right to amend the Plan in whole or in part;
     and

3. The Employer intends to amend the Plan, with the approval of its stockholders.

     THEREFORE, the Employer hereby adopts this Amendment, subject to the approval of the Employer's stockholders, as follows:

1. The first sentence of the second paragraph of Section 3 is amended by changing the referenced percentage from 8.0% to 10.5%.

2. The second paragraph of Section 3 is amended by adding the following new second sentence to the second paragraph:

     "Notwithstanding any contrary provision of this Plan, the aggregate of any grants or awards of shares of Restricted Stock, shares of Phantom Stock, Performance Awards, or Stock Bonuses made after March 29, 2001, shall not exceed 25% of the aggregate shares available to be awarded or granted under the Plan after the effective date of the amendment."

3. Section 6 is amended by adding a new subsection 6(g) and a new subsection 6(h) as follows:

     "(g) Definitions. For purposes of this Section 6, "month" means 31 calendar days beginning with the calendar day on which the relevant event occurs, and "year" means 365 calendar days beginning with the calendar day on which the relevant event occurs.

     (h) Notwithstanding any other provision of this Section 6 to the contrary, the maximum number of Options that can be granted to any Participant is 500,000 per year".

4. The Effective Date of this Amendment shall be March 29, 2001, subject to the approval of this Amendment by the stockholders of the Employer. In the event the stockholders fail to approve this Amendment on or before March 29, 2002, this Amendment shall be null and void.

5. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.


                      ALLIED WASTE INDUSTRIES, INC., a Delaware corporation



                      By
                        -------------------------------------------------------
                         Steven M. Helm, Vice President, Legal, and Corporate Secretary

                                    EXHIBIT 2

                            SECTION 3 OF THE CURRENT
                       RESTATED 1991 INCENTIVE STOCK PLAN


3.       Stock Subject to the Plan

     Under the Plan, the Committee may grant to Participants (a) Options; (b) shares of Restricted Stock; (c) Performance Awards; (d) shares of Phantom Stock;
(e) Stock Bonuses and (f) Cash Bonuses.

     The Committee may grant Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 8.0% of the Fully Diluted Shares as of the date any Incentive Award is granted, subject to adjustment pursuant to Section 12. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan.

     If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted as a Performance Award or a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grant under the Plan.

     Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Committee.

                                    EXHIBIT 3
                          ALLIED WASTE INDUSTRIES, INC.
                 AMENDED AND RESTATED 1991 INCENTIVE STOCK PLAN

                           [Effective March 29, 2001]


1.   Purpose of the Plan

     This Plan is intended to provide a means through which the Company and its subsidiaries may attract able persons to enter into the employ of the Company or its subsidiaries, and to promote the interests of the Company by providing the employees and consultants of the Company or its subsidiaries, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities to enhance the profitable growth of the Company.

     The Plan amends and restates the Company's 1991 Incentive Stock Plan, as previously amended and restated in 1999, and as subsequently amended.

2.   Definitions

     As used in the Plan, the following definitions apply to the terms indicated below.

     (a) "Board of Directors" means the Board of Directors of Allied Waste Industries, Inc.

     (b) "Cause," when used in connection with the termination of a Participant's employment with the Company, means the termination of the Participant's employment by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant; (iv) the willful, continued and unreasonable failure by the Participant to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Policies and Procedures Manual, if any, then in effect.

     (c) "Cash  Bonus"  means an award of a bonus  payable in cash  pursuant  to
Section 11.

     (d) "Change in Control" means (i) a "change in control" of the Company, as that term is contemplated in the federal securities laws; or (ii) the occurrence of any of the following events: (A) any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that the Board of Directors (as constituted immediately prior to such person becoming such a beneficial owner) may determine, in its sole discretion, that a Change in Control has not occurred; and provided, further, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's then outstanding securities, shall not constitute a "Change in Control" of the Company for purposes of this Section 2(d), (B) a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors or (C) the Board of Directors determines in its sole and absolute discretion that there has been a Change in Control of the Company.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time Reference in the Plan to any Code section shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations promulgated thereunder.

     (f) "Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

     (g) "Common Stock" means the Company's common stock, par value $.01 per share.

     (h) "Company" means Allied Waste Industries, Inc., a Delaware corporation, and each of its Subsidiaries, and its successors.

     (i) "Consultant" means any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such services.

     (j) "Disability" means a Participant's "permanent and total disability" within the meaning of Code Section 22(e)(3).

     (k) "Employee" means any person who is an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c) and the applicable interpretive authority thereunder.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (m) "Fair Market Value" of a share of Common Stock on any date is (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading; (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock is not so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

     (n) "Fully Diluted Shares" means the aggregate of all issued and outstanding shares of Common Stock, shares of Common Stock issuable upon the vesting or payment of awards or exercise of options under any employee benefit plan, including the Plan, shares of Common Stock otherwise available or reserved for issuance under employee benefit plans, including the Plan, and shares of Common Stock issuable upon conversion or exercise of any outstanding convertible securities, warrants or options. For these purposes, shares of Series A Senior Convertible Preferred Stock are deemed convertible into shares of Common Stock.

     (o) "Incentive Award" means an Option, a share of Restricted Stock, a Performance Award, a share of Phantom Stock, a Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

     (p) "Incentive Stock Option" means an Option which is an "incentive stock option" within the meaning of Code Section 422 and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

     (q) "Issue Date" means the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(d).

     (r) "Non-Employee Director" means a member of the Board who (i) is not at the time in question an officer or Employee of the Company or any Subsidiary;
(ii) has not received compensation for serving as a consultant or in any other non-director capacity or who had an interest in any transaction with the Company or any Subsidiary that would exceed the $60,000 threshold for which disclosure would be required under Item 404(a) of Regulation S-K or (iii) has not been engaged through another party in a business relationship with the Company or any Subsidiary that would be disclosable under Item 404(b) of Regulation S-K.

     (s) "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the agreement by which it is evidenced.

     (t) "Option" means an option to purchase shares of Common Stock of the Company granted pursuant to Section 6. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

     (u) "Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Code Section 424(e).

     (v) "Participant" means an Employee or Consultant who is eligible to participate in the Plan and to whom an Incentive Award is granted pursuant to the Plan and, upon his death, his successors, heirs, executors and administrators, as the case may be, to the extent permitted herein.

     (w) "Performance Award" means an award payable in cash or Common Stock, which award is granted pursuant to Section 8 and subject to the terms and conditions contained herein.

     (x) "Person" means a "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations in effect from time to time thereunder.

     (y) A share of "Phantom Stock" represents the right to receive in cash the Fair Market Value of a share of Common Stock of the Company, which right is granted pursuant to Section 9 and subject to the terms and conditions contained herein.

     (z) "Plan" means the Allied Waste Industries, Inc. Amended and Restated 1991 Incentive Stock Plan, as most recently amended and restated on March 29, 2001, and as subsequently amended from time to time.

     (aa) "Qualified Domestic Relations Order" means a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act, or in the rules and regulations as may be in effect from time to time thereunder.

     (bb) "Retirement" means termination of employment with the Company by a Participant at a time when the sum of the Participant's total whole years (a "whole year" means 12 calendar months) of employment with the Company (including whole years of employment with any business which was acquired by the Company) and the Participant's age is at least 55.

     (cc) Share of "Restricted Stock" means a share of Common Stock which is granted pursuant to the terms of Section 7 and which is subject to the restrictions set forth in Section 7(c) for so long as such restrictions continue to apply to such share.

     (dd) "Securities Act" means the Securities Act of 1933, as amended from time to time.

     (ee) "Stock Bonus" means a grant of a bonus payable in shares of Common Stock pursuant to Section 10 and subject to the terms and conditions contained herein.

     (ff) "Subsidiary" or "Subsidiaries" mean any and all corporations in which, at the pertinent time, the Company owns, directly or indirectly, stock vested with more than 50% of the total combined voting power of all classes of stock of such corporations within the meaning of Code Section 424(f).

     (gg) "Vesting Date" means the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.   Stock Subject to the Plan

     Under the Plan, the Committee may grant to Participants (a) Options; (b) shares of Restricted Stock; (c) Performance Awards; (d) shares of Phantom Stock;
(e) Stock Bonuses and (f) Cash Bonuses.

     The Committee may grant Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 10.5% of the Fully Diluted Shares as of the date any Incentive Award is granted, subject to adjustment pursuant to Section 12. Notwithstanding any contrary provision of this Plan, the aggregate of any grants or awards of shares of Restricted Stock, shares of Phantom Stock, Performance Awards, or Stock Bonuses made after March 29, 2001 shall not exceed 25% of the aggregate shares available to be awarded or granted under the Plan. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, shares of Phantom Stock, Performance Awards or Stock Bonuses may be granted pursuant to the Plan.

     If any outstanding Option expires, terminates or is canceled for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted as a Performance Award or a Stock Bonus are forfeited or canceled for any reason, such shares shall again be available for grant under the Plan.

     Shares of Common Stock issued under the Plan may be either newly issued or treasury shares, at the discretion of the Committee.

4.   Administration of the Plan

     The Plan shall be administered by the Board or by a Committee of not less than two Non-Employee Directors who shall be appointed by the Board. For purposes of grants and awards pursuant to, and administration of this Plan under, Sections 4 through 24, the terms "Committee" and "Board" shall be used interchangeably.

     The Committee shall from time to time designate the key Employees and Consultants who shall be granted Incentive Awards and the amount and type of such Incentive Awards.

     The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. Decisions of the Committee shall be final and binding on all parties.

     The Committee may, in its absolute discretion (a) accelerate the date on which any Option granted under the Plan becomes exercisable; (b) extend the date on which any Option granted under the Plan ceases to be exercisable; (c) accelerate the Vesting Date or Issue Date, or waive any condition imposed pursuant to Section 7(b), with respect to any share of Restricted Stock granted under the Plan and (d) accelerate the Vesting Date or waive any condition imposed pursuant to Section 9, with respect to any share of Phantom Stock granted under the Plan.

     In addition, the Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee specifies. Notwithstanding Section 3, Incentive Awards granted on the condition of surrender of outstanding Incentive Awards shall not count against the limits set forth in such Section 3 until such time as such Incentive Awards are surrendered.

     Except as provided in Section 6(e)(iv), whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

     No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated from and against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

     The Committee or Board may delegate to an officer of the Corporation the authority to make decisions pursuant to this Plan; provided, however, that no such delegation may be made that would cause any award or other transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

5.   Eligibility

     The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be (a) those Employees who are largely responsible for the management, growth and protection of the business of the Company or any Subsidiary (including officers of the Company, whether or not they are directors of the Company) or (b) any Consultant, as the Committee, in its absolute discretion, shall select from time to time; provided, however, that Incentive Stock Options may only be granted to Employees.

6.   Options

     The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions.

     (a) Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

     (b) Exercise Price. The exercise price of any Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Option is granted; provided, however, that such price shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Option is granted, subject to (i) the restrictions provided in Section 6(d) and (ii) the adjustments provided in Section 12. Notwithstanding any other provision of the Plan to the contrary, no amendment or adjustment of the exercise price of an Option (whether through amendment, cancellation or replacement grants, or other means of pricing such Options), with respect to an Option having an exercise price greater than the Fair Market Value of a share as of the date of such amendment or adjustment, shall be authorized under the Plan unless stockholder approval of such repricing is obtained.

     (c) Term and Exercise of Options

          (i) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing the Option; provided, however, that
     (A) subject to the restrictions provided in Section 6(d), no Option shall be exercisable after the expiration of ten years from the date such Option was granted, and (B) no Option shall be exercisable until six months after the date of grant; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

          (ii) Each Option shall be exercisable, in whole or in part, with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(v).

          (iii) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise, either
     (A) in cash, by certified check, bank cashier's check or wire transfer, (B) subject to the approval of the Committee, in shares of Common Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise, (C) subject to the approval of the Committee, in the form of a "cashless exercise" (as described below) or (D) subject to the approval of the Committee, in any combination of the foregoing. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require from time to time.

          The cashless exercise of an Option shall be pursuant to procedures whereby the Participant by written notice, directs (A) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Participant of the exercise price, (B) the delivery of the shares of Common Stock directly from the Company to a brokerage firm and (C) delivery of the exercise price from the sale or the margin loan proceeds from the brokerage firm directly to the Company.

          (iv) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (A) the broker-dealer has received from the Participant or the Company a duly endorsed agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise and (C) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

          (v) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or permitted transferee of the Participant and delivered to the Participant or permitted transferee as soon as practicable following the effective date on which the Option is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant or permitted transferee.

          (vi) Except as set forth in this Section 6(c)(vi), during the lifetime of a Participant, each Option granted to him shall be exercisable only by him or a broker-dealer acting on his behalf pursuant to Section 6(c)(iv). No Option shall be assignable or transferable for value. Each Option may be assigned by a Participant by will or by the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order. Non-Qualified Stock Options may be assigned to: (A) a child, stepchild, grandchild, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (B) any person sharing the Participant's household (other than a tenant or employee), (C) a trust in which the persons described in (A) or (B) (or the Participant) hold more than 50% of the beneficial interest or (D) a private foundation in which the persons described in (A) or (B) (or the Participant) own more than 50% of the voting interests. A transfer to any entity in which more than 50% of the voting interests are owned by the persons described in (A) or (B) (or the Participant) in exchange for an interest in that entity shall not constitute a transfer for value.

     (d) Limitations on Grant of Incentive Stock Options

          (i) The aggregate Fair Market Value of shares of Common Stock with respect to which "Incentive Stock Options" (within the meaning of Code
     Section 422, without regard to Code Section 422(d)) are exercisable for the first time by a Participant during any calendar year under the Plan (and any other stock option plan of the Company, or of its Parent or any Subsidiary) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If such aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations (and authority), or if such regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, the Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

          (ii) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of its Parent or any Subsidiary, unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (e) Effect of Termination of Employment

          (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause, or other than as the result of the Participant's Disability, death, or Retirement, or other than upon the occurrence of a Change in Control (with or without any termination of the Participant's employment), (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

          (ii) If the employment of a Participant with the Company shall terminate as the result of the Participant's Disability, death, or Retirement, all of the Options granted to such Participant shall become fully and immediately exercisable and shall remain exercisable until the expiration of one year after such termination or, if earlier, until the expiration of their term(s), on which date they shall expire.

          (iii) In the event of the termination of a Participant's employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

          (iv) A Participant's employment with the Company shall be deemed terminated if the Participant's leave of absence (including military or such leave or other bona fide leave of absence) extends for more than 90 days and the Participant's continued employment with the Company is not guaranteed by contract or statute.

          (v) Upon the occurrence of a Change in Control, all of the Options granted to such Participant shall become fully and immediately exercisable and shall remain exercisable until their expiration, termination, or cancellation.

     (f) Buyout of Options. The Committee may at any time (i) offer to buy out for a payment of cash or cash equivalents an Option previously granted, or (ii) authorize a holder of an Option to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     (g) Definitions. For purposes of this Section 6, "month" means 31 calendar days beginning with the calendar day on which the relevant event occurs, and "year" means 365 calendar days beginning with the calendar day on which the relevant event occurs.

     (h) Limit on Number of Options. Notwithstanding any other provision of this
Section 6 to the contrary, the maximum number of Options that can be granted to any Participant is 500,000 per year.

7.   Restricted Stock

     The Committee may grant shares of Restricted Stock pursuant to the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services or future services. Each grant of shares of Restricted Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions.

     (a) Issue Date and Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 7(c) and 7(f), upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of
Section 7(d). Provided that all conditions with respect to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(f), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) shall cease to apply to such share.

     (b) Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

     (c) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

     (d) Issuance of Certificates

          (i) Except as provided in Sections 7(c) or 7(f), reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

               The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Allied Waste Industries, Inc. Amended and Restated 1991 Incentive Stock Plan and an agreement entered into between the registered owner of such shares and Allied Waste Industries, Inc. A copy of the Plan and agreement is on file in the office of the Secretary of Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260.

     Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms of this Plan and the agreement governing the grant of Restricted Stock.

          (ii) Each certificate issued pursuant to Paragraph 7(d)(i), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

     (e) Consequences Upon Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 7(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Paragraph 7(d)(i), together with any other property of the Participant held by Company pursuant to
Section 12(a); provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

     (f) Effect of Termination of Employment

          (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Restricted Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Restricted Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 7(b). Such portion may equal zero, and any non-vested shares shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

          (ii) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant, which have not vested as of the commencement of business on the date of such termination, shall immediately be forfeited.

     (g) Effect of Change in Control. Upon the occurrence of a Change in Control, all shares of Restricted Stock which have not yet vested (including those with respect to which the Issue Date has not yet occurred) shall immediately vest.

     (h) Voting and Dividend Rights. The holders of Restricted Stock awarded under this Plan shall have the same voting, dividend and other rights as the Company's other stockholders (except that the transfer of such shares is limited in accordance with Section 7(c) prior to vesting); provided, however, that the Committee may require in the agreement granting the Restricted Stock that cash dividends be invested in additional shares of Restricted Stock, subject to the same conditions and restrictions as the Incentive Award with respect to which the dividends were paid.

8.   Performance Awards

     The Committee may grant Performance Awards pursuant to the Plan. Each grant of Performance Awards shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of Performance Awards shall comply with and be subject to the following terms and conditions.

     (a) Performance Period and Performance Award

          (i) With respect to each grant of a Performance Award, the Committee shall establish a performance period over which the performance of the applicable Participant shall be measured.

          (ii) In determining the amount of the Performance Award to be granted to a particular Participant, the Committee may take into account such factors as the Participant's responsibility level and growth potential, the amount of other Incentive Awards granted or received by such Participant, and such other considerations as the Committee deems appropriate; provided, however, the maximum value that can be granted as a Performance Award to any one individual during any calendar year is $10,000,000.

     (b) Performance Goals. A Performance Award shall be paid solely on the attainment of certain preestablished, objective performance goals (within the meaning of Code Section 162(m)). Such performance goals shall be based on any one or any combination of the following business criteria of the Company as a whole or any of its subsidiaries (or any division or department of the foregoing), as determined by the Committee: revenues, profitability, earnings (including, without limitation, earnings per share); successful acquisitions of other companies or assets; successful dispositions of subsidiaries, divisions or departments of the Company or any of its subsidiaries; successful financing efforts; return to stockholders; market share; or cost or expense control. The Committee shall establish, in writing, the applicable performance goal(s) and the specific targets related to such goal(s) within 90 days after the commencement of the performance period to which such goal(s) relate and at a time when the outcome of such performance goal(s) are substantially uncertain within the meaning of Code Section 162(m), subject to adjustment by the Committee as it deems appropriate to reflect significant unforeseen events or changes.

     (c) Payment. Upon the expiration of the performance period relating to a Performance Award granted to a Participant, such Participant shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance goals for such performance period, as determined by the Committee. The Committee may, within its sole discretion, pay a Performance Award under any one or more of the performance goals established by the Committee with respect to such Performance Award. The Committee shall certify in writing prior to the payment of a Performance Award that the applicable performance goals and any other material terms of the grant have been satisfied. Subject to Section 3, payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date.

     (d) Effect of Termination of Employment. If the employment of a Participant shall terminate for any reason prior to the expiration of the applicable performance period, the Performance Awards relating to such performance period shall immediately be forfeited as of the commencement of business on the date of such termination, except as may be determined by the Committee in its sole and absolute discretion, or as may be otherwise provided in the agreement evidencing such Performance Award.

     (e) Effect of Change in Control. Upon the occurrence of a Change in Control, the Committee (as constituted immediately prior to such Change in Control) shall determine, in its sole discretion, whether Performance Awards, for which the requisite performance goals have not been satisfied or for which the performance period has not expired, shall immediately be paid or whether such Performance Awards shall remain outstanding according to their respective terms.

9.   Phantom Stock

     The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions.

     (a) Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b) Benefit Upon Vesting. Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 90 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Common Stock of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock of the Company during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c) Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions herein, to the vesting of such shares as it in its absolute discretion deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

     (d) Effect of Termination of Employment

          (i) If the employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Phantom Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision, shall vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee at the time of the grant of such shares of Phantom Stock and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 9(c). Such portion may equal zero, and any non-vested shares shall be forfeited as of the commencement of business on the date of the Participant's termination of employment.

          (ii) In the event of the termination of a Participant's employment for Cause, all shares of Phantom Stock granted to such Participant, which have not vested as of the date of such termination, shall immediately be forfeited.

     (e) Effect of Change in Control. Upon the occurrence of a Change in Control, all shares of Phantom Stock, which have not theretofore vested, shall immediately vest.

10.  Stock Bonuses

     The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts, as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

11.  Cash Bonuses

     The Committee may, in its absolute discretion, grant in connection with any grant of Restricted Stock or shares of Common Stock granted as a Performance Award or Stock Bonus or at any time thereafter, a Cash Bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock, Performance Award or Stock Bonus, in such amounts as the Committee shall determine from time to time; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or shares of Common Stock granted pursuant to a Performance Award or Stock Bonus on such date. A Cash Bonus shall be subject to such conditions, as the Committee shall determine at the time of the grant of such Cash Bonus.

12.  Adjustment Upon Changes in Common Stock

     (a) Outstanding Restricted Stock, Performance Awards and Phantom Stock. Unless the Committee in its absolute discretion otherwise determines, if a Participant receives any securities or other property (including dividends paid in cash) with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, such securities or other property will not vest until such share of Restricted Stock vests and shall be held by the Company pursuant to Paragraph 7(d)(ii) as if such securities or other property were non-vested shares of Restricted Stock.

     The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock, the Issue Date with respect to which has not occurred as of the date of the occurrence of any of the following events, any shares of Common Stock upon the grant of a Performance Award or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

     (b) Stock  Subject to Plan,  Outstanding  Options,  Increase or Decrease in
Issued Shares Without Consideration. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust (i) the number of shares of Common Stock for which Incentive Awards may be granted under the Plan and (ii) the number of shares and the exercise price per share of Common Stock subject to each outstanding Option.

     (c) Outstanding Options, Certain Mergers. Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

     (d) Outstanding Options, Certain Other Transactions. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to: (i) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option; or (ii) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

     (e) Outstanding Options, Other Changes. In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 12(b), (c) or (d), the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

     (f) No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

13.  Deferral of Delivery of Shares

     The Committee (in its sole discretion) may permit or require a Participant who receives an Incentive Award to have Common Shares that would otherwise be delivered to the Participant converted into a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date they otherwise would have been delivered to the Participant. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between the Participant and the Company; provided, however, that the Committee may elect to establish a trust for the purpose of securing any such obligation. If the deferral of Incentive Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Incentive Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

14.  Rights as a Stockholder

     No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 12, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.  No Special Employment Rights; No Right to Incentive Award

     Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

     No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

16.  Securities Matters

     (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The
Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof that the recipient of such stock make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

     (c) It is intended that the Plan and any grant of an Incentive Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 promulgated thereunder. If any provision of the Plan or any Incentive Award would disqualify the Plan or the Incentive Award, or would otherwise not comply with Rule 16b-3, such provision or Incentive Award shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board.

17.  Withholding Taxes

     Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock, the payment of a Performance Award in shares of Common Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the grant of a Cash Bonus, the payment of a Performance Award or the making of a payment with respect to a share of Phantom Stock, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

18.  Amendment of the Plan

     The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders no revision or amendment shall (i) except as provided in Section 12, increase the number of shares of Common Stock that may be issued under the Plan; (ii) except as provided in Section 12, increase the maximum number of shares of Common Stock that may be subject to an Incentive Award granted to any one individual for any calendar year; (iii) increase the maximum value that can be awarded as a Performance Award; (iv) materially increase the benefits accruing to an individual holding Incentive Awards granted pursuant to the Plan; (v) materially modify the requirements as to eligibility for participation in the Plan; (vi) extend the term of the Plan or (vi) decrease any authority granted to the Committee in contravention of Rule 16b-3 under the Exchange Act.

19.  No Obligation to Exercise

     The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

20.  Transfers Upon Death

     Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

21.  Expenses and Receipts

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

22.  Failure to Comply

     In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part as the Committee, in its absolute discretion, may determine.

23.  Effective Date and Term of Plan

     The Plan was originally adopted by the Board of Directors on March 8, 1991, and approved by the Company's stockholders on July 9, 1991. The Plan was amended and restated on September 8, 1999, and has been further amended by four amendments, the most recent of which is dated March 29, 2001. On May 23, 2001, the Company's stockholders approved the Plan as amended by the Fourth Amendment and as thereafter restated. No Incentive Award may be granted under the Plan after September 8, 2009.

24.  Compliance With the Exchange Act

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee or Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or Board.



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                                    EXHIBIT 4
                                     CHARTER
                    Audit Committee of the Board of Directors
                          Allied Waste Industries, Inc.

     The Audit Committee of the Board of Directors of Allied Waste Industries, Inc. (hereinafter "Company") was established by action of the Board of Directors in adopting the Bylaws of the Company. The provision of the Bylaws set forth the basic responsibility and Board procedures for the Audit Committee. This Charter is intended to supplement the Bylaw provisions and to specify, in more detail, the membership and responsibilities of the Committee, as outlined below;

                                   Membership

     The Audit Committee shall consist of not fewer than three, nor more than five, members. A minimum of three members of the Audit Committee shall be individuals who have no direct business relationship with the Company. Furthermore, each member shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the member's independent judgment as a member of the Committee.

     No member of the committee shall be currently employed by the Company, an affiliate of the Company, or a current parent or predecessor company, nor have been so employed in the past three years. No member of the Audit Committee shall be a member of the immediate family of a current executive officer of the Company or an affiliate. The restrictions on employees and immediate family members shall apply for only three years following termination of the employment of the employee or the immediate family member.

     No member of the Audit Committee shall be an executive in any other business organization where any of the Company's executives serve on the organization's Compensation Committee. No member of the Audit Committee shall be a partner, controlling shareholder, or executive officer of a business organization that has a business relationship with the Company. A director who has a direct or indirect business relationship with the Company may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. A director may serve on the Audit Committee without such a determination by the Board of Directors after three years following the termination of the direct or indirect business relationship.

     Each member must be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement, or become so able within a reasonable period of time after joining the Committee. In addition to being financially literate, at least one member of the Audit Committee shall have accounting or related financial management expertise.

                                Responsibilities

     The Audit Committee serves as the representative of the Board for general oversight of the Company affairs in the area of financial accounting and reporting and the underlying internal controls. Through its activities, the
Committee  will  facilitate  open  communication  between  the  directors,   the
Company's outside independent accountants, its internal audit function, and corporate management.

     The Audit Committee will assist the Board in discharging its fiduciary responsibilities to the shareholders as to the independence of the Company's outside accountants, and the adequacy of disclosure to the shareholders and to the public. Specifically, the Audit Committee is empowered to and will do the following:


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1.   Hold no less than four (4)  meetings  each year,  and other  meetings  from time-to-time as may be called, pursuant to the Company's Bylaws. A majority shall constitute a quorum of the Audit Committee. A majority of the members in attendance shall decide any question brought before the Committee.

2. Recommend to the Board, annually, the appointment of an independent public accountant as the Company's outside auditors. The Audit Committee acknowledges that it has the authority and responsibility to select, evaluate and replace the independent public accountant. The Audit Committee acknowledges that it is responsible for ensuring the independent public accountant submits a formal written statement regarding relationships and services which may affect objectivity and independence, for discussing any relevant matters with the independent public accountant, and for recommending that the full Board take appropriate action to address the independence of said public accountant.

3.   Consider and review with the independent certified accountant:
     a. The proposed audit scopes and plans, including the significant risks considered in development of the plans.
     b. The coordination of audit efforts with the internal auditor to assure adequacy of coverage and the effective use of audit resources.
     c. The results of the annual audit, significant accounting policies, significant judgments and accounting estimates, significant audit adjustments if any, and difficulties, if any, in performing the audit.
     d. Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, and procedures.
     e. Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.
     f.   The Annual Report on Form 10-K.

4. Review with the internal auditor the work of the Company's internal audit department including:
     a.   The proposed internal audit scope and plan.
     b. Significant findings during the year and the corrective actions taken by management in response to those issues.
     c.   Any changes required in the planned scope of audit activity.
     d.   The internal audit department budget and staffing.

5. Review the extent of any services outside the audit area performed for the Company by its independent public accountant.

6. Review the fees proposed by the Company's independent public accountant for their services.

7.   Review the expense reports of the CEO.

8. Ascertain whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for obtaining said opinion and conclusions.

9. Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

10. Meet privately from time to time with representatives of the independent public accountant, the internal auditor and management.

11. Review and re-assess the adequacy of the Audit Committee Charter, on at least an annual basis, and report the results of said review and re-assessment to the Board of Directors.


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